CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Kaprel Ozsolak, Chief Financial Officer of Smith Barney Investment Trust – Smith Barney Intermediate Maturity California Municipals Fund (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended November 30, 2005 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer Smith Barney Investment Trust – Smith Barney Intermediate Maturity California Municipals Fund	Chief Financial Officer Smith Barney Investment Trust – Smith Barney Intermediate Maturity California Municipals Fund

/s/ R. JAY GERKEN	/s/ KAPREL OZSOLAK
R. Jay Gerken	Kaprel Ozsolak
Date: February 09, 2006	Date: February 09, 2006

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.